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THE WALL STREET TRANSCRIPT
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100 Wall Street, New York, NY 10005
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Copyright1999WALL STREET TRANSCRIPT CORPORATION-ALL Rights Reserved

TWST: Let's start out with a brief overview and a quick history of the company to set the stage for our readers.

Mr. Prufeta: First, let me say that as a public company, I must note that the following information contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include whether financing is obtained in timely manner, whether our software performs as expected, whether we are able to put an efficient management team together and whether we can provide services that complete effectively in the marketplace. I call your attention to our filings with the SEC for a more complete statement of our risk factors. Medix was founded in 1988 as a temporary healthcare staffing company. In 1997, we made the decision to enter the budding iHealth industry. In early 1998, we purchased Cymedix Lynx Corporation, an early stage iHealth company.

TWST: As opposed to the original business?

Mr. Prufeta: Exactly. We've recently divested ourselves of the balance of the staffing business. It requires great discipline and focus to succeed in the iHealth marketspace.


TWST: What is it that you're doing on the Internet?

Mr. Prufeta: We are a pure-play business-to-business, transaction-based Internet healthcare company. Medix has developed and patented a proprietary technology that facilitates virtually every type of healthcare transaction through the Internet. We market our iHealth capability -- a suite of fully-secure communication, data integration, and transaction software -- under the name Cymedix.com. The technology was developed over the last two years and we received a U.S. patent for it on November 30, 1999.

Healthcare is a cottage industry composed of a large collection of proprietary systems that are unable to connect with one another. Healthcare needs to move in the same direction as the financial services industry, where data is easily communicated across multiple platforms. Billions of dollars and years of effort were dedicated to accomplishing this goal. The Internet provides the healthcare industry with an unprecedented opportunity to reduce costs and enhance service delivery. The missing link is a cost-effective, standardized interface tool that can unite disparate information platforms. That "missing link" is the essence of our patented technology. Our technology enables these many entities -- physicians, payors, health systems, intermediaries, labs, pharmacies, etc. -- to transact business via the Internet seamlessly, without having to re-key information or interrupt normal workflow. This is a real boon to physicians and health systems because it decreases the cost of processing transactions, and eliminates re-keying which decreases the potential for errors.

TWST: What is it that makes your technology unique?

Mr. Prufeta: Many of our competitors don't possess the broad functionality provided by our product base and Universal Interface. One important distinction is that when physicians are using our software, they don't need to interrupt their normal workflow. We also eliminate the need to re-key data into an Internet portal. This is critical to the physician and their administrative staff who work in a very fast paced, unforgiving environment. They have the advantage of continuing to use the practice management system they're comfortable with. Medix provides physicians with a leading edge technology they can easily embrace.

TWST: Where is it being used in the marketplace now?

Mr. Prufeta: Medix is just beginning to provide our software to doctors. We currently have four customers in the initial testing phase. We recently announced an important strategic relationship with WellPoint Health Networks, which is a very large, national, managed care company based in California. WellPoint was recognized by Fortune magazine as one of the country's finest healthcare companies. We also work with Loyola University Medical Center in Chicago, Advance Paradigm, which is one of the leading pharmacy benefit management companies, and with Advica Health Resources, a well known and respected physician intermediary company. In addition, we've now developed a deep pipeline of prospective clients. We're excited about marketplace response to our products.

TWST: How big is the marketplace?

Mr. Prufeta: The size of this market is expressed in a number of ways. I accept the conventional wisdom that iHealth can affect about 25% of the $1.3 trillion annual U.S. healthcare expenditure. There are also some very dramatic savings that can be attained in the drug-to-drug interaction arena. We understand that figure to be about $100 billion at this point. It's a huge and very exciting opportunity, and one in which we sincerely believe Medix has a real competitive advantage.

TWST: That is rather substantial.

Mr. Prufeta: Healthcare is, if not the largest vertical market in the U.S., certainly one of the top two. I think iHealth will prove to be a primary mover in price sector-driven efforts to enhance the quality of healthcare and reduce costs. I also believe that Medix will be a major player in this movement.

TWST: Who are you competing with in this space?

Mr. Prufeta: We view the competitive landscape as divided into two categories. The first consists of organizations, like Medix, that address a full host of administrative functions. This category includes Healtheon and Abaton.com. In addition to these full service players, there are a number of companies that address a single administrative function. For example, Allscripts handles pharmacy transactions and ClaimsNet is involved primarily with claims. We made a decision to carry a full array of iHealth functions because we believe this is the best way to capture physicians' hearts and minds. We want to be the universal standard such that whenever physicians are doing an Internet transaction, they're using the Cymedix.com Universal Interface.

TWST: What do you have to do to get there?

Mr. Prufeta: Last year, we added three new board members, all of whom are industry luminaries. We recruited Sam Havens. Sam ran Prudential Healthcare and is a nationally recognized managed care executive. We brought in David Skinner, M.D. David is the former vice chairman and chief executive officer of New York Presbyterian Hospital. In addition to being an acclaimed health system executive, David is one of the world's foremost physicians. Last, but not least, we brought in John Lane. A former senior executive at J.P. Morgan, John brings a much-needed Wall Street presence to our organization. Medix is fortunate to have a board with such significant functional and general management expertise. During the last quarter of 1999, we focused on organizing the technology, building our product, enhancing governance, and building our management team.

We need to raise significant funds to build this company, satisfy existing customers, and win new customers. We are currently in recruitment mode to strengthen our management team and build a national network of specialists who will place our technology with physicians. Additionally, one of our goals is to have the most effective account management capacity in the industry.

We also need to build a stronger corporate image and build the Cymedix.com brand. The Cymedix.com brand has tremendous potential. It is the only patented iHealth product line available today. We need to capitalize on this and establish Medix as a reliable, effective partner to our customer base.

TWST: As we look down the road, what kind of growth should investors expect from the company?

Mr. Prufeta: We've been working on our business model and feel comfortable tracking our growth well into 2002. We are not currently in a position to release number as we're in the process of doing a financing.

TWST: What are analysts expecting?

Mr. Prufeta: We have not been accorded a whole lot of interest by Wall
Street. There is always a lag in awareness when a business is in a transformation mode. Something is resonating out there because over the last two months Medix has traded more than a million shares a day on average. In December 1999, this company was trading in the $0.38 to $0.50 range. Now, at the end of February, we're at $5.75. So we really have delighted a lot of new investors in the company, as well as investors who've been with us for awhile.

TWST: This move to the Internet is enough to keep you busy for awhile; you won't have to go looking for other things to do I assume?

Mr. Prufeta: Let me give you some numbers to illustrate the absolutely phenomenal market opportunity that exists in the iHealth marketspace. Let's agree that the opportunity is in the $300 to $350 billion range in total, as I stated earlier. It is our challenge to position ourselves to take advantage of that opportunity. At this point, iHealth companies have captured, on a Internet transaction basis, only a small fraction of the potential traffic. While there are various reports on how many physicians are performing iHealth transactions at this point, the fact is that there are 684,000 practicing physicians nationally. Less than 20,000 physicians are connected at this point. This market is wide open and I believe, absolutely, that Medix has the best products in the industry. We have an extraordinary opportunity in a virtually untapped marketplace.

The value of the Universal Interface does extend past the healthcare industry. We can separate the Cymedix.com healthcare products from the core Universal Interface technology platform and monetize the Universal Interface across many industries; a technology that extracts data from any legacy system is of value to many markets nationally and internationally. We will very selectively build applications for our technology outside of our core healthcare offering.

TWST: Where else can you go with this?

Mr. Prufeta The likely places to explore are the financial services, and the insurance and retail markets. We see our technology as solving a universal problem: how to communicate with and transfer information between disparate legacy systems. This problem is possibly more pronounced in the healthcare industry, but it exists in every industry in the U.S.

TWST: Do you have a management team in place to do what you want to do?

Mr. Prufeta: We have a great management team in place and we are working to build greater depth. Our team includes David Pfeil who is President and Chief Operating Officer of the Cymedix subsidiary and Dave Kinsella, our Chief Financial Officer.

TWST: As CEO where are you spending your time right now?

Mr. Prufeta: I'm focused on several key areas. First and foremost, I'm committed to bringing in the right talent in all areas of the company. We need an absolutely first rate team to take advantage of the tremendous opportunity before us. I'm also working on securing a relationship with a top-flight investment banking firm and closing a financing transaction that will bring in the necessary financial fuel we need to grow rapidly. Additionally, I'm directly a good deal of my effort on clarifying our value proposition to customers and strategic partners. Last, but not least, I'm focused on creating a culture and structure that will absolutely delight our customers, partners, and shareholders.

TWST: How would you describe the culture that you are trying to develop?

Mr. Prufeta: A culture of cooperation is necessary to build an industry-wide platform. We have a culture of great cooperation and teamwork. We want to be recognized as a reliable partner that embraces our customers' problems and helps them with opportunities. The reason we place so much emphasis on partnership is because, together with our partners, we are essentially creating a new industry. We want to build a strong industry with a strong value proposition for all involved: physicians, hospitals, payors and Medix.

Speed is also essential. Speed to build relationships, anticipate needs, provide solutions, and build a national presence.

In summary, the type of culture we're aiming for is one that engenders cooperation, knowledge sharing, and problem solving.

TWST: Where do you stand with regard to your balance sheet? What do you have in the way of cash and what is your burn rate?

Mr. Prufeta: We have adequate cash for the near term and our burn rate is increasing as we build our team. We're also raising additional funds. We estimate these conversions to yield about $6 million more. As I mentioned earlier, we are also anticipating a financing and looking forward to raising significantly more capital in the very near future.

We will invest heavily to quickly establish our "footprint" in the iHealth marketplace.

TWST: For investors looking at the company what should they worry about? Where is the risk in the story at this point?

Mr. Prufeta: We have all the risks of a new venture in e-commerce, some of which I have alluded to above. However, we are unique. The market is $350 billion in size and basically wide open. I think iHealth is an eminently investable business segment; there's no question in my mind.

TWST: How do you feel about the value the market is currently putting on your stock?

Mr. Prufeta: No CEO is ever happy with their company's valuation. So let me respond by saying that we are not overly concerned with our stock price on a moment to moment basis these days. We are focusing solely on building our team, creating customer relationships and technology initiatives, enhancing our product, and establishing our footprint. As we get our story out, institutional investors as well as individuals will realize that we have an exciting, investable opportunity at Medix Resources.

TWST: If you were sitting down with some potential investors, what two or three reasons would you give them to go out and buy your stock today?

Mr. Prufeta: I would point emphatically to the huge market opportunity that exists. Companies in this marketspace that excel have a fantastic opportunity to build a very significant shareholder value. I would point to a unique and compelling product; no one else has it and it's an absolutely perfect solution for today in the Internet healthcare marketplace. I would also point to the experience and the excellence of our management team, as well as the wisdom and independence of our Board of Directors. Finally, Medix has an opportunity to build an industry wide platform through our patented Universal Interface Technology. We have built an internal culture that recognizes this opportunity and is actively soliciting the partnership necessary to build the industry wide platform.

TWST: It sounds like you're bringing something to the market that the market is sorely in need of.

Mr. Prufeta: I have spent the last 14 years in the managed care industry and much of the work I did was in turnarounds or on development projects in technology and transaction processing. Medix provides a technology that addresses the need for cost reduction, quality information, and connectivity among key healthcare stakeholders.

TWST: Is there anything else we should have touched on and didn't?

Mr. Prufeta: I think we've had a very comprehensive discussion. Healthcare is currently experiencing pivotal change. This change is brimming with opportunity for Medix. The Medix products and technologies are certainly positioned to meet healthcare's growing need for a common technology interface platform to reduce costs, share information, and create opportunities to improve patients' lives. One meaningful Medix product feature is the ability to provide physicians with real-time drug interaction information. This will save lives! We can replace an antiquated, inefficient system with an extremely efficient, Internet-based methodology and move critical data across disparate legacy systems. It's transformational. The entire U.S. economy has benefited greatly from the technology revolution. Healthcare has been slow to adapt and adopt. It's a large cottage industry with many historical impediments to providing uniform information that is readily available to all participants. Medix offers a common information platform and technology products with a compelling, powerful value proposition.

TWST: Thank you.